UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013 (August 8, 2013)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2013, BancorpSouth, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association, as a lender and administrative agent, and First Tennessee Bank, National Association, as a lender. The Credit Agreement includes an unsecured revolving loan of up to $25.0 million that terminates and the outstanding balance of which is payable in full on August 8, 2015, and an unsecured multi-draw term loan of up to $60.0 million, which commitment terminates on February 28, 2014 and the outstanding balance of which is payable in full on August 8, 2018. The proceeds from the term loan may be used to repurchase trust preferred securities, and the proceeds from the revolving loan may be used for working capital, capital expenditures and other lawful corporate purposes. Borrowings under the Credit Agreement bear interest at a eurocurrency or base rate plus, in each case, an applicable interest rate margin.

On August 8, 2013, the Company borrowed $50.0 million under the term loan for which the principal balance is payable in full on August 8, 2018. The initial interest rate on such term loan is LIBOR plus 1.875% and the proceeds of such term loan will be used in connection with the redemption on August 12, 2013 of all outstanding 8.15% trust preferred securities issued by BancorpSouth Capital Trust I.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, financial covenants requiring that the Company or BancorpSouth Bank, as the case may be, maintain (i) a total risk-based capital ratio not less than 12% as of the last day of any fiscal quarter, (ii) a ratio of non-performing assets to total primary capital not greater than 33% as of the last day of any fiscal quarter, (iii) a ratio of loan loss reserves to non-performing loans not less than 60% as of the last day of any fiscal quarter for the fiscal quarter then ended, (iv) “well-capitalized” status at all times, and (v) a fixed charge coverage ratio not less than 2.50 to 1.0 as of the last day of any fiscal quarter for the four fiscal quarter period then ended.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of August 8, 2013, among BancorpSouth, Inc., U.S. Bank National Association, as a lender and administrative agent, and First Tennessee Bank, National Association, as a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: August 8, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 8, 2013, among BancorpSouth, Inc., U.S. Bank National Association, as a lender and administrative agent, and First Tennessee Bank, National Association, as a lender.